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                                                                     EXHIBIT 4.3

                              TEPPCO PARTNERS, L.P.
   CERTIFICATE EVIDENCING LP UNITS REPRESENTING LIMITED PARTNERSHIP INTERESTS


                                                         3,916,547 Class B Units


This certifies that DUKE ENERGY TRANSPORT AND TRADING COMPANY, a Colorado corporation, is the registered holder of THREE MILLION NINE HUNDRED SIXTEEN THOUSAND FIVE HUNDRED FORTY-SEVEN and No/100 (3,916,547) CLASS B UNITS

representing Class B Units of Limited Partnership Interests in TEPPCO PARTNERS, L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), transferrable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a property executed Application for Transfer of the Class B Units represented by this Certificate. This Certificate and the Class B Units represented hereby are issued and shall in all respects be subject to all of the provisions of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended or restated from time to time, to all of which the holder, by acceptance hereof, assents and to the additional terms and provisions on the reverse side hereof.

         Witness the signature of the duly authorized officer of the General Partner of the Partnership.

                             TEXAS EASTERN PRODUCTS PIPELINE COMPANY, as General Partner


                             By:         /s/ William L. Thacker
                             Name:         William L. Thacker
                             Title: President and Chief Executive Officer

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         TEPPCO Partners, L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), will furnish to the holder and each assignee of the Certificate and the Class B Units evidenced hereby, without charge, on written request to the Partnership at its principal place of business, P. O. Box 2521, Houston, Texas 77252-2521, a copy of the Agreement of Limited Partnership of the Partnership, as amended or restated from time to time.

         The holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner or a Substituted Limited Partner (as defined in the Partnership Agreement, the terms of which are incorporated herein by reference), as applicable, and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the holder has all right, power and authority necessary to enter into the Partnership Agreement, (iii) appointed the General Partner and, if a liquidator shall be appointed, the liquidator of the Partnership as the holder's attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement, any amendment to the Partnership Agreement and the Certificate of Limited Partnership of the Partnership, necessary or appropriate for the holder's admission as a Limited Partner or a Substituted Limited Partner, as applicable, in the Partnership and as a party to the Partnership Agreement, (iv) given the powers of attorney provided for in the Partnership Agreement and (v) made the waivers and given the approvals contained in the Partnership Agreement.

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                              TEPPCO PARTNERS, L.P.

         NO TRANSFER OF THE LP UNITS EVIDENCED HEREBY WILL BE REGISTERED ON THE BOOKS OF TEPPCO PARTNERS, L.P. (THE "PARTNERSHIP"), UNLESS THE LP UNIT CERTIFICATES EVIDENCING THE LP UNITS TO BE TRANSFERRED ARE SURRENDERED FOR REGISTRATION OF TRANSFER AND AN APPLICATION FOR TRANSFER OF LP UNITS HAS BEEN EXECUTED BY A TRANSFEREE EITHER (A) ON THE FORM SET FORTH BELOW OR (B) ON A SEPARATE APPLICATION THAT THE PARTNERSHIP WILL FURNISH ON REQUEST WITHOUT CHARGE. A TRANSFEROR OF THE LP UNITS SHALL HAVE NO DUTY TO THE TRANSFEREE WITH RESPECT TO EXECUTION OF THE TRANSFER APPLICATION IN ORDER FOR SUCH TRANSFEREE TO OBTAIN REGISTRATION OF THE TRANSFER OF THE LP UNITS.

                      APPLICATION FOR TRANSFER OF LP UNITS

         The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the LP Units evidenced hereby.

         The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Agreement of Limited Partnership of TEPPCO Partners, L.P. (the "Partnership"), as amended or restated to the date hereof (the "Partnership Agreement"), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner and the liquidator if one is appointed his attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement, any amendment to the Partnership Agreement and the Certificate of Limited Partnership of the Partnership, necessary or appropriate for the Assignee's admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement and (e) makes the consents and waivers and gives the approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.


Date:
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                                                Signature of Assignee

Social Security or other identifying
        number of Assignee
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                                            Name and Address of Assignee


------------------------------------
         Purchase Price
  (including commissions, if any)

Type of Entity (check one): [ ] Individual [ ] Partnership [ ] Corporation
[ ] Trust [ ] Other (specify):


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Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any Person for whom the Assignee will hold the LP Units shall be made to the best of the Assignee's knowledge.

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         You have acquired an interest in TEPPCO Partners, L.P., Houston, Texas
77252, whose taxpayer identification number is 76-0291058. The Internal Revenue Service has issued TEPPCO Partners, L.P. the following as tax shelter registration number: 90036000017

         You must report this REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN TEPPCO PARTNERS, L.P.

         You must report the registration number (as well as the name and taxpayer identification number of TEPPCO Partners, L.P.) on Internal Revenue Service Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME.

         ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE INTERNAL REVENUE SERVICE.
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